                                     PROXY
                              COUNTRY FRESH, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 25, 1997

    The undersigned shareholder acknowledges receipt of a Notice of Special Meeting and a Proxy Statement/Prospectus for the special meeting of shareholders of Country Fresh, Inc. to be held on November 25, 1997 (the "Special Meeting"), and appoints Delton Parks and John Williams, or either of them, each with full power of substitution, attorneys and proxies to represent the shareholder, and to vote and act with respect to all shares of common stock and preferred stock that the shareholder would be entitled to vote, at the Special Meeting and at any adjournment of the Special Meeting on all matters that come before the Special Meeting.

    1. The proposal to approve the Agreement and Plan of Merger, dated as of September 18, 1997, between Country Fresh, Inc., Suiza Foods Corporation and CF Acquisition Corp. (the "Merger Agreement").

                      / / For    / / Against    / / Abstain

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

    2. In their discretion, upon any other matter which may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COUNTRY FRESH, INC. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH COMES BEFORE THE SPECIAL MEETING.

The undersigned hereby revokes any proxy previously given to vote such shares at the Special Meeting or at any adjournment thereof.

                                              Please sign exactly as name(s)
                                              appear(s) on your stock
                                              certificate indicating, where
                                              proper, official position or
                                              representative capacity. When
                                              shares are held by joint tenants,
                                              both should sign.

                                              ----------------------------------
                                              ----------------------------------
                                              Signature(s) of Shareholder(s)
                                              Date: _____________________ , 1997

        PLEASE MARK, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.